Exhibit 99.1
FOR IMMEDIATE RELEASE
Company Contact:
George Stuart, Chief Financial Officer
510-400-0700
QUESTCOR ANNOUNCES FINANCIAL RESULTS FOR
2005 AND THE EXPANSION OF ITS SALES ORGANIZATION
Union City, CA – March 9, 2006 — Questcor Pharmaceuticals, Inc. (AMEX:QSC) today reported its financial results for the quarter and year ended December 31, 2005. Net income applicable to common shareholders totaled $5,068,000, or $0.10 per share, for the year ended December 31, 2005, compared to a net loss applicable to common shareholders of $1,508,000, or a $0.03 net loss per share, for the year ended December 31, 2004. Net income applicable to common shareholders for the fourth quarter of 2005 totaled $5,368,000, or $0.10 per share, compared to $343,000, or $0.01 per share, in the same period in 2004. During the fourth quarter of 2005, Questcor recorded a pre-tax gain of $9,642,000 resulting from the sale of its non-core pharmaceutical products in October 2005. Effective October 18, 2005, Questcor’s results of operations and cash flows excluded the net product sales and direct operating costs and expenses of the divested products.
The divestment of Questcor’s non-core products contributed to a decline in total net product sales for the year ended December 31, 2005 to $14,162,000 as compared to $18,404,000 in 2004 and a decline in total fourth quarter 2005 net product sales to $1,816,000 as compared to $5,297,000 in the same period in 2004. Net product sales of H. P. Acthar® Gel totaled $8,425,000 for the year ended December 31, 2005, compared to $8,168,000 for the year ended December 31, 2004 and totaled $1,449,000 in the fourth quarter of 2005, compared to $2,986,000 in the fourth quarter of 2004. Net product sales of Acthar were lower in the fourth quarter of 2005 than in the same period in 2004 due to an increase in sales-related reserves as a percent of sales in the fourth quarter of 2005 and a temporary increase in demand in the fourth quarter of 2004.
As of December 31, 2005, Questcor had $26,577,000 in cash, cash equivalents and short-term investments. As previously announced, in January 2006 Questcor redeemed its outstanding Series B Convertible Preferred Stock for a total payment of $7,841,000. As of February 28, 2006, Questcor had cash, cash equivalents and short-term investments of approximately $16,400,000.
Expansion of Sales Organization and Update on Implementation of CNS Strategy
During the fourth quarter of 2005, Questcor made a strategic decision to expand its sales organization so as to effectively cover the nationwide audience of physicians who are current and potential high prescribers of Acthar Gel and other products that treat central nervous system (CNS) disorders. During the fourth quarter of 2005 and the first quarter of 2006, Questcor expanded its sales organization from 15 to 40 field-based sales representatives and sales management. The expanded sales organization will be trained and fully deployed beginning with the second quarter of 2006.
“We have been very active in the execution of our CNS strategy, which we announced in April 2005. To date, we have assembled a senior management team with many years of specialty pharmaceutical experience, divested our non-core products, retired all of our outstanding debt, redeemed our Series B Convertible Preferred Stock, and, most recently, expanded our sales organization to effectively reach a nationwide audience of physicians who are current and potential high prescribers of Acthar Gel and other CNS products that we may acquire or develop,” stated James L. Fares, President and CEO of Questcor. “We believe we are now well positioned to increase demand for Acthar, invest in currently marketed products, and add development programs in order to further our goal of building a leading CNS-focused specialty pharmaceutical company.”
Gain on Sale of Non-core Pharmaceutical Products
As previously announced, in accordance with its strategy to focus on the development and commercialization of CNS products, on October 17, 2005 Questcor completed the sale of its Nascobal®, Ethamolin® and Glofil®-125 products to QOL Medical LLC (QOL) for gross proceeds of $28,340,000, plus the assumption by QOL of the obligation to pay Nastech Pharmaceuticals $2,000,000 on the issuance by the U.S. Patent and Trademark Office of a patent on Nascobal Nasal Spray. Pre-tax net cash proceeds were approximately $22,700,000. Questcor recorded a pre-tax gain on the sale of the products in the fourth quarter of 2005 of $9,642,000 and income tax expense resulting from the gain of $200,000. Effective October 18, 2005, Questcor’s results of operations and cash flows excluded the net product sales and direct operating costs and expenses of the divested products.
Revenue Detail for the Quarter and Year ended December 31, 2005
Fourth quarter 2005 net product sales decreased by $3,481,000, or 66%, to $1,816,000 as compared to $5,297,000 in the same period in 2004. Fourth quarter 2005 net product sales included a full quarter of Acthar net product sales, but less than one month of net product sales of Nascobal, Ethamolin and Glofil-125 due to the divestment of these products on October 17, 2005. Net product sales in fourth quarter 2004 included a full quarter of sales of Acthar and the divested products. Fourth quarter 2005 net product sales of Acthar were $1,537,000 lower than the same period in 2004 due to an increase in sales-related reserves as a percent of sales in the fourth quarter of 2005 and a temporary increase in demand in the fourth quarter of 2004.
Net product sales for the year ended December 31, 2005 decreased by $4,242,000, or 23%, to $14,162,000 as compared to $18,404,000 in 2004. Net product sales for the year ended December 31, 2004 included $1,466,000 in net product sales of VSL#3®, which Questcor stopped promoting in January 2005 pursuant to the termination of its co-promotion agreement with Sigma-Tau Pharmaceuticals. The sale of Questcor’s non-core products in October 2005 and lower Nascobal net sales in the first nine months of 2005 as compared to the same period in 2004 also contributed to the decrease in 2005 net product sales as compared to the prior year. Acthar net product sales increased by $257,000 in 2005 as compared to 2004 due primarily to an increase in average selling price, partially offset by higher sales-related reserves.
Operating Cost and Expense Detail for the Quarter and Year ended December 31, 2005

Total operating costs and expenses decreased by $262,000, or 6%, to $4,364,000 in the fourth quarter of 2005 as compared to $4,626,000 in the same period in 2004. The decrease was due primarily to lower amortization expense and lower cost of product sales offset by an increase in selling, general and administrative expenses. Questcor eliminated the unamortized balance of its Nascobal purchased technology upon the divestment of Nascobal in October 2005 and accordingly no amortization expense of purchased technology was recognized in the fourth quarter of 2005. Cost of product sales for the fourth quarter of 2005 decreased as compared to the same period of 2004 due to lower direct costs, primarily due to the sale of the non-core products in October 2005 and the inclusion of VSL#3 direct costs in the fourth quarter of 2004, and lower royalty and distribution expense. These decreases were partially offset by higher routine Acthar stability testing costs and reserves for obsolete inventory. The decreases in amortization expense and cost of product sales were partially offset by an increase in selling, general and administrative expenses resulting from expenses associated with a sublease.
For the year ended December 31, 2005, operating costs and expenses decreased $2,319,000, or 12%, to $16,351,000 as compared to $18,670,000 in 2004. 2004 included $1,290,000 of costs incurred related to the promotion of VSL#3 and $920,000 in severance-related charges associated with the departure of Questcor’s former CEO. Lower marketing expenses in 2005 also contributed to the lower expenses as compared to 2004.
Deemed Dividend on Redemption of Series B Convertible Preferred Stock
In November 2005, Questcor announced its intent to redeem all outstanding shares of its Series B Convertible Preferred Stock on January 3, 2006. Prior to redemption, holders of Series B Preferred Stock could convert their shares into Questcor common stock. In connection with this process, Questcor issued 1,328,091 shares of Questcor common stock in the fourth quarter of 2005 to Series B stockholders who converted prior to redemption and made a total payment of $7,841,000 on January 3, 2006 to redeem the remaining Series B Preferred Stock. Questcor recorded the Series B Preferred Stock at its redemption amount at December 31, 2005, and classified it as a current liability. Questcor also recorded a deemed dividend of $1,361,000 in the fourth quarter of 2005 representing the difference between the required redemption amount and the carrying value of the Series B Preferred Stock.
Year ended December 31, 2005 Conference Call
Questcor will be hosting a conference call to discuss these results on Thursday, March 9, 2006 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). Please call the following numbers to participate: (800) 741-6056 (domestic) or (706) 679-3280 (international) and use conference ID number 5973468. Participants are asked to call the above numbers 5-10 minutes prior to the starting time.
This call is being webcast by Thomson/CCBN and can be accessed at Questcor’s website at www.questcor.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

A telephonic replay of this call will be available from 2:00 p.m. Eastern Time on Thursday, March 9, 2006 through 11:59 p.m. Eastern Time on Thursday, March 16, 2006. Please call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use conference ID number 5973468.
About Questcor
Questcor Pharmaceuticals, Inc.® (AMEX: QSC) is a specialty pharmaceutical company that develops and commercializes novel therapeutics for the treatment of neurological disorders. Questcor currently markets H.P. Acthar® Gel (repository corticotropin injection), an injectable drug indicated for the treatment of exacerbations associated with Multiple Sclerosis. For more information, please visit www.questcor.com.
Note: Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Such statements are subject to certain factors, which may cause Questcor’s results to differ from those reported herein. Factors that may cause such differences include, but are not limited to, Questcor’s ability to accurately forecast and create the demand for its product, the gross margin achieved from the sale of its product, Questcor’s ability to enforce its product returns policy, the accuracy of the prescription data purchased from independent third parties by Questcor, the sell-through by Questcor’s distributors, the inventories carried by Questcor’s distributors, and the expenses and other cash needs for the upcoming periods, Questcor’s ability to obtain finished goods from its sole source contract manufacturer on a timely basis if at all, Questcor’s potential future need for additional funding, Questcor’s ability to utilize its net operating loss carry forwards to reduce income taxes on the sale of its products, uncertainties regarding Questcor’s intellectual property and other research, development, marketing and regulatory risks, and to the ability of Questcor to implement its strategy and acquire products and, if acquired, to market them successfully as well as the risks discussed in Questcor’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 and other documents filed with the Securities and Exchange Commission. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Table to follow on next page.

Questcor Pharmaceuticals, Inc.
Selected Consolidated Balance Sheet Information
(In thousands)

	December 31,	December 31,
	2005	2004
Cash, cash equivalents and short-term investments	$26,577	$8,729
Working capital	16,121	5,082
Total assets	31,348	28,173
Convertible debentures	—	3,897
Long-term debt, including current portion	—	2,200
Preferred stock, Series A	5,081	5,081
Shareholders’ equity	11,422	11,581
Questcor Pharmaceuticals, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net product sales	$1,816	$5,297	$14,162	$18,404
Operating costs and expenses:
Cost of product sales (exclusive of amortization of purchased technology)	813	1,070	3,110	3,730
Selling, general and administrative	2,879	2,593	10,019	10,631
Research and development	630	660	2,227	2,181
Severance and related expenses	—	—	—	920
Depreciation and amortization	42	303	995	1,208

Total operating costs and expenses	4,364	4,626	16,351	18,670

Income (loss) from operations	(2,548)	671	(2,189)	(266)
Other income (expense):
Non-cash amortization of deemed discount on convertible debentures	—	(130)	(108)	(522)
Interest income	184	30	271	78
Interest expense	(28)	(138)	(275)	(420)
Other income, net	2	13	8	21
Rental income, net	62	65	243	277
Gain on sale of products	9,642	—	9,642	—

Other income (expense), net	9,862	(160)	9,781	(566)

Net income (loss) before income taxes	7,314	511	7,592	(832)
Income tax expense	200	—	200	—

Net income (loss)	7,114	511	7,392	(832)
Non-cash deemed dividend related to beneficial conversion feature of Series B Preferred Stock	—	—	84	—
Deemed dividend related to redemption of Series B Preferred Stock	1,361	—	1,361	—
Dividends on Series B Preferred Stock	167	168	671	676
Allocation of undistributed earnings to Series A Preferred Stock	218	—	208	—

Net income (loss) applicable to common shareholders	$5,368	$343	$5,068	$(1,508)

Net income (loss) per common share applicable to common shareholders – basic and diluted	$0.10	$0.01	$0.10	$(0.03)

Shares used in computing net income (loss) per share applicable to common shareholders
Basic	53,194	51,168	52,477	50,844

Diluted	54,907	53,359	53,323	50,844

In addition to disclosing financial results prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP), Questcor is disclosing information regarding EBITDA, which is defined as earnings before net interest income (expense), taxes, depreciation and amortization, and non-cash amortization of deemed discount on convertible debentures. As required by the SEC concerning the use of non-GAAP measures, Questcor is providing the following reconciliation to net income (loss), which is the most directly comparable GAAP measure. Questcor presents EBITDA because it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net income (loss) or any other GAAP measure. Because all companies do not calculate EBITDA in the same manner, Questcor’s definition of EBITDA may not be consistent with that of other companies.
Questcor Pharmaceuticals, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

GAAP net income (loss)	$7,114	$511	$7,392	$(832)
Adjustments:
Net interest expense (income)	(156)	108	4	342
Income tax expense	200	—	200	—
Depreciation and amortization	42	303	995	1,208
Non-cash amortization of deemed discount on convertible debentures	—	130	108	522

Non-GAAP EBITDA – Positive	$7,200	$1,052	$8,699	$1,240